Exhibit 23.1





                         Consent of Independent Auditors



We agree to the incorporation by reference into this Form 10-KSB of our report, dated January 26, 2001, except for Note 19 as to which the date is March 6, 2001, on our audit of the consolidated financial statements of Citrus Financial Services, Inc. and Subsidiary included in the Citrus Annual Report for the year ended December 31, 2000.







/s/ STEVENS, POWELL & COMPANY, P. A.
STEVENS, POWELL & COMPANY, P. A.
Jacksonville, Florida
March 26, 2001